UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 11, 2011

RESOURCE ACQUISITION GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53244	13-1869744
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2770 S. Maryland Pkwy, Ste 314, Las Vegas, Nevada 8 9109
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (702) 731-3535.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01 Other Events

On March 9, 2011, Resource Acquisition Group, Inc., a Nevada corporation (the “Company”), entered into a non-binding letter of intent (the “Letter of Intent”) to acquire 100% of issued and outstanding stock of TOO “Staut Restaurants Holding,” a limited liability company organized under the laws of Kazakhstan (“Staut”), in exchange for shares of the Company’s common stock. Staut is a leading chain of bars and restaurants in Kazakhstan with 15 restaurants and 10 bars located in Almaty, and 5 bars located in other regions of Kazakhstan operating under three brand names, “Staut Beer Bar,” “Café’ Pinocchio,” and “Ultra S.”

The proposed transaction is subject to the terms of a definitive agreement to be entered into by the parties by August 31, 2011 and is contingent among others on the satisfactory completion of due diligence by the Company, delivery by Staut of 2009 and 2010 audited financial statements prepared under the U.S. GAAP and required regulatory approval of the transaction. The foregoing description of the terms of the proposed transaction is qualified in its entirety by reference to the Letter of Intent which is included as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

On March 11, 2011, the Company issued a press release announcing that it had entered into the Letter of Intent, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

10.1	Letter of Intent dated March 9, 2011 by and between the Company and Staut.

99.1	Press release of the Company dated March 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2011

Resource Acquisition Group, Inc.

By:	/s/ Soledad Bayazit
Soledad Bayazit
Chief Executive Officer